                                                              EXHIBIT 10.8.3


  ___________________________________________________________________________
                                        Contract No. MA-13309





                           TITLE XI RESERVE FUND AND
                              FINANCIAL AGREEMENT



                                    Between


                              TRAILER BRIDGE, INC.


                                      and


                          THE UNITED STATES OF AMERICA




                           Dated as of June 23, 1997


        ________________________________________________________________

                             TITLE XI RESERVE FUND
                            AND FINANCIAL AGREEMENT

                              TABLE OF CONTENTS TO
                               SPECIAL PROVISIONS




                                                                                                      Page
                                                                                                      ----
     Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     Granting Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2


                                                      ARTICLE FIRST
     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2


                                                      ARTICLE SECOND

     Incorporation of General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                                      ARTICLE THIRD

     Additions, Deletions and Amendments to Exhibit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

          (a) Concerning Subsection 2(a) of Exhibit 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          (b) Concerning Subsection 2(b)(2)(D) of Exhibit 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          (c) Concerning Subsection 13(a) of Exhibit 1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          (d) Concerning Subsection 13(b) of Exhibit 1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          (e) Concerning Subsection 13(b)(7)of Exhibit 1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          (f) Concerning Subsection 13(b)(3) of Exhibit 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          (g) Concerning Subsection 13(b)(9) of Exhibit 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          (h) Concerning Section 15 of Exhibit 1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          (i) Concerning Eligible Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

                                                      ARTICLE FOURTH

     Vessel Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

     Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                                           Contract No. MA-13309

                             TITLE XI RESERVE FUND
                            AND FINANCIAL AGREEMENT

         THIS TITLE XI RESERVE FUND AND FINANCIAL AGREEMENT, dated as of June 23, 1997 between TRAILER BRIDGE INC., a Delaware corporation (the "Company"), and THE UNITED STATES OF AMERICA (the "United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended.

                                R E C I T A L S:

         A. The Company has authorized the issuance of bonds designated "United States Government Guaranteed Ship Financing Bonds, 1997 Series" in an aggregate principal amount not to exceed $10,515,000 (individually, an "Obligation," and collectively, the "Obligations") to finance the cost of construction of two 408'9" x 100' container deck barges which it expects to be named CHICAGO BRIDGE and CHARLOTTE BRIDGE (the "Vessels");

         B. Under the provisions of an Authorization Agreement (the "Authorization Agreement"), Contract No. MA-13305, dated as of the date hereof, entered into between the Secretary and the Indenture Trustee, the Secretary has authorized a guarantee to be endorsed upon each of the Obligations, pursuant to which the Secretary has guaranteed the payment in full of all of the unpaid interest to the date of payment on, and all of the unpaid principal balance of, each Obligation (individually, a "Guarantee," and collectively, the "Guarantees");

         C. In consideration of the execution of the Authorization Agreement and of the Guarantees, and as security to the United States for the payment to the United States of the principal of and the interest due or to become due on the promissory note, dated the date hereof, to be executed and delivered by the Company to the Secretary with respect to the Obligations (the "Secretary's Note"), in accordance with the terms thereof, the Company has made and entered into a Security Agreement, dated as of the date hereof, between the Company and the Secretary (the "Security Agreement"), pursuant to which the Company has assigned to the Secretary, among other things, all insurance policies, any future charter hire from the Vessels, and all of the Company's right, title and interest in and to the Construction Contract;

         D. The Company, on the respective delivery date of each of the Vessels, will execute and deliver a first preferred fleet mortgage (the "Mortgage") thereon in favor of the Secretary; and

         E. The Company, the Secretary and State Street Bank and Trust Company, a Massachusetts trust company ("Depository-Bailee" or the "Depository") are entering into the Depository Agreement, Contract No. MA-13308, dated as of the date hereof, providing, among other things, for the creation of the Title XI Reserve Fund.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                GRANTING CLAUSE

         The Company hereby sells, grants, conveys, mortgages, assigns, transfers, pledges, confirms and sets over unto the Secretary a continuing security interest in all of its right, title and interest in and to (a) the Title XI Reserve Fund, and (b) all sums, instruments, moneys, negotiable documents, chattel paper and proceeds thereof currently on deposit, or hereafter deposited in the Title XI Reserve Fund, all of which foregoing collateral shall be held by the Depository-Bailee as bailee in accounts in the name of "Trailer Bridge, Inc. entirely as collateral for the United States of America, as represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary") and held by the Depository-Bailee solely and exclusively as bailee for the Secretary."

                                 ARTICLE FIRST

                                  DEFINITIONS

         For all purposes of this Title XI Reserve Fund and Financial Agreement, unless otherwise expressly provided or unless the context otherwise requires:

         (1) All references to Sections or other subdivisions, unless otherwise specified, refer to the corresponding Sections and other subdivisions of the Title XI Reserve Fund and Financial Agreement;

         (2) The terms "hereof," "herein," "hereto," "hereunder" and "herewith" refer to this Title XI Reserve Fund and Financial Agreement;

         (3) The capitalized terms used herein are defined in Schedule X to the Security Agreement; and

         (4) Capitalized terms used herein which are defined in the General Provisions attached hereto as Exhibit 1 shall have the respective meanings stated in said General Provisions unless otherwise defined pursuant to subparagraph 3 of this Article First.


                                 ARTICLE SECOND

                      INCORPORATION OF GENERAL PROVISIONS

         This Title XI Reserve Fund and Financial Agreement shall consist of two parts: the Special Provisions and the General Provisions attached hereto as
Exhibit 1, made a part of the Title XI Reserve Fund and Financial Agreement, and incorporated herein by reference. Where a provision of the General Provisions has been modified or superseded by a provision of the Special Provisions, all references in the General Provisions to the modified or superseded sections shall be deemed to refer to such sections as so modified or superseded.

                                 ARTICLE THIRD

                ADDITIONS, DELETIONS AND AMENDMENTS TO EXHIBIT 1

         The following additions, deletions and amendments are hereby made to
Exhibit 1 hereto:

         (a) Concerning Subsection 2(a) of Exhibit 1:  Subsection 2(a) of
Exhibit 1 hereto is amended by adding the following sentence at the end thereof:

                 "Wherever reference is made in this Exhibit 1 to Title XI Reserve Fund and Financial Agreement to the Title XI Reserve Fund special joint depository account, such reference shall be changed to a separate depository account held by the Title XI Reserve Fund Depository-Bailee, as bailee, in the name of "Trailer Bridge, Inc. entirely as collateral for the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary") and held by the Depository-Bailee solely and exclusively as bailee for the Secretary."

         (b)Concerning Subsection 2(b)(2)(D) of Exhibit 1: Subsection 2(b)(2)(D) of Exhibit 1 hereto is deleted in its entirety and the following substituted in lieu thereof:

         "(D) Irrespective of the Company's deposit requirements into the Title XI Reserve Fund as

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herein stated, the Company shall not be required to make any deposits into the
Title XI Reserve Fund if (i) the Title XI Obligations and the related Secretary's Note with respect to the Vessels shall have been satisfied and discharged and if the Company shall have paid or caused to be paid all other sums secured under the Security Agreement and/or the Mortgage, (ii) all of the Guarantees on the Outstanding Obligations shall have been terminated pursuant to the provisions of the Security Agreement, or (iii) the amount (including any securities at current market value) in the Title XI Reserve Fund is equal to, or in excess of 50% of the principal amount of the outstanding Title XI obligations related to the Vessels; provided that, if at any time after the date hereof, (w) the Company's Working Capital is equal to (i) $3,000,000 at June 30, 1997 and (ii) at least $1 plus one-half of all annual charter hire and lease obligations (having a term of more than six months) due and payable within the succeeding fiscal year, other than charter hire and other lease obligations already included as a current liability on the Company's balance sheet for every period semi- annual thereafter, (x) the Company's Direct Obligations are less than twice Net Worth, (y) the Company's Inclusive Obligations are less than 3.5 times Net Worth at June 30, 1997, 3.0 times at December 31, 1997 and June 30, 1998 and 2.0 times at December 31, 1998 and every semi-annual period thereafter, and (z) the Company's Cash Flow is at least 1.5 times Debt Service, the Company may by written notice to the Secretary elect in accordance with paragraph (a) of Section 13 to be governed by the terms and conditions set forth in paragraphs (b) and (c) of Section 13 hereof and from and after the date of such election, the Company shall not be required to make any deposits into the Title XI Reserve Fund if the income of the Vessels (which would cause such deposit under subparagraph (2) above) is Non Deposit Year Income. The term "Non Deposit Year Income" as used herein shall mean any income derived from operation of the Vessels earned during any fiscal year of the Company at the end of which:

         (w) the Company's Working Capital is equal to (i) $3,000,000 at June 30, 1997 and (ii) at least $1 plus one-half of all annual charter hire and lease obligations (having a term of more than six months) due and payable within the succeeding fiscal year, other than charter hire and other lease obligations already included as a current liability on the Company's balance sheet for every semi-annual period thereafter,

         (x )    the Company's Direct Obligations are less than twice Net
                 Worth,

         (y) the Company's Inclusive Obligations are less than 3.5 times Net Worth at June 30, 1997, 3.0 times at December 31, 1997 and June 30, 1998 and 2.0 times at December 31, 1998 and every semi- annual period thereafter, and

         (z)     the Company's Cash Flow is at least 1.5 times Debt Service.

         As used in this Subsection D and as used in Article THIRD subsections
(d) and (h) of this

Title XI Reserve Fund and Financial Agreement, the following terms shall have the following meanings:

         "Cash Flow" for any twelve month period shall mean for such period the sum of the Company's (a) pre-tax income, (b) interest expense, and (c) depreciation and amortization expense less (d) any dividends paid during such period pursuant to the authority given to the Company to pay dividends under Article THIRD subsection (f) of this Title XI Reserve Fund and Financial Agreement.

         "Debt Service" shall mean interest on debt plus principal payment on debt during the preceding year.

         "Direct Obligations" shall mean long term debt of the Company, provided that in calculating such long term debt or in calculating the net worth of the Company amounts (hereinafter "Subordinated Debt") due to affiliates which are subordinated to the repayment of the Company's Title XI Obligations pursuant to a subordination agreement approved by the Secretary shall be adjusted in the calculation of long term debt or net worth, as the case may be.

         "Inclusive Obligations" shall mean the Company's Direct Obligations plus deferred lease hire, guarantees and other contingent obligations of the Company.

         "Subordinated Debt" shall have the meaning given to such term above in the definition of Direct Obligations.

         (c) Concerning Subsection 13(a) of Exhibit 1. Pursuant to Subsection
(13)(a) the Company, with the consent of the Secretary, hereby elects to be governed by subsections 13(b) and (c) of Exhibit 1 hereto, as amended herein. From the date hereof, the covenants set forth in Section 12 of Exhibit 1 hereto shall not apply to the Company.

         (d) Concerning Subsection 13(b) of Exhibit 1. Notwithstanding anything contained in subsection 13(b) of Exhibit 1 hereto, the Company shall be entitled to do or perform any acts specified in subsection 13(b), clause (1) through (13), inclusive of Exhibit 1 hereto at any time when it shall be able to meet all the following financial tests:

                     (1) Working Capital equal to (i) $3,000,000 at June 30,
                         1997 and (ii) at least $1 plus one-half of all annual charter hire and lease obligations (having a term of more than six months) due and payable within the succeeding fiscal year, other than charter hire and other lease obligations already included as a current liability on the Company's balance sheet for every semi-annual date, thereafter.

                     (2) Direct Obligations shall be less than twice Net Worth.

                     (3) Inclusive Obligations shall be less than 3.5 times Net
                         Worth at June 30, 1997, 3.0 times at December 31,
                         1997 and June 30, 1998 and 2.0 times at December 31, 1998 and every semi-annual date thereafter.

                     (4) Cash Flow coverage of at least 1.5 times Debt Service.

(e) Concerning Subsection 13(b)(7)of Exhibit 1. Subsection 13(b)(7) of Exhibit 1 hereto is hereby amended by deleting the numbers "$75,000" and "$50,000" wherever they appear and substituting therefor the numbers $150,000 and $100,000," respectively.

         (f) Concerning Subsection 13(b)(3) of Exhibit 1. Notwithstanding anything contained in Subsection 13 (b)(3) of Exhibit 1 hereto, the Company may pay dividends or distributions in an amount equal to the Company shareholders' income tax liability attributed to the earnings of the Company provided that the Company is not in default with respect to its Title XI obligations. Payment of the dividends or distributions are subject to verification by a corporate officer of the Company as to the tax liability and the Secretary's prior written consent. This section (f) is only applicable for periods in which the Company is treated as an S Corporation under the Internal Revenue Code.

         (g) Concerning Subsection 13(b)(9) of Exhibit 1. In connection with Subsection 13(b)(9) of Exhibit 1 hereto aggregate annual payments of charter hire and rent for which the Company may become liable (directly or indirectly) under charters and leases (having a term of six months or more), for which the prior written consent of the Secretary shall not be required, shall not exceed $1,000,000.

         (h) Concerning Section 15 of Exhibit 1. The standard qualifying requirements of Section 15 of Exhibit 1 are hereby waived provided that on the date of this agreement a responsible officer of the Company shall certify that the Company meets with the following four financial covenants established by the Secretary:

                           (i) Working Capital shall be no less than Three million dollars, ($3,000,000).

                           (ii) The Company's Direct Obligations shall be less than 2.00 times its Net Worth . Long-term debt and Net Worth shall be calculated in accordance with generally accepted accounting principals and shall be adjusted by any amounts due to affiliates which constitute Subordinated Debt.

                           (iii)  The Company's Inclusive  Obligations
                          shall be less than 3.5 times the Company's Net Worth.

                          (iv) Cash Flow coverage of at least 1.5 times Debt Service.

       (i) Concerning Eligible Investments. Notwithstanding anything in the General Provisions hereof to the contrary, wherever herein the Company is entitled to invest in "Eligible Investments", such investments shall be restricted to "Securities" as such term is defined in the Depository Agreement.


ARTICLE FOURTH

                               VESSEL APPLICATION

         This Title XI Reserve Fund and Financial Agreement shall apply to the Vessels listed in Attachment A to Exhibit 1 attached hereto. Any allocable financial requirements or other specific requirements relating to a particular Vessel or Vessels shall be so indicated in Attachment A. It is the intention of this Title XI Reserve Fund and Financial Agreement that it remain in effect so long as the Company owns the Vessels with Title Xl guaranteed obligations outstanding.

         IN WITNESS WHEREOF, this Title XI Reserve Fund and Financial Agreement has been executed by the parties hereto as of the day and year first above written.

                                        TRAILER BRIDGE, INC.

(SEAL)

                                        BY: John McCown
                                            -----------
                                            Chairman


Attest:


William G. Gotimer, Jr.
-----------------------

                                        UNITED STATES OF AMERICA
                                        SECRETARY OF TRANSPORTATION

                                           By: MARITIME ADMINISTRATOR


                                              By:   Joel C. Richard
                                                    ---------------
                                                   Secretary
                                                   Maritime Administration

Attest:

Larry Main
-------------------
Assistant Secretary
Maritime Administration

          ATTACHMENT A TO EXHIBIT 1
          TITLE XI RESERVE FUND AND FINANCIAL AGREEMENT

(Contract No. MA-13309)


Section 16. The Parties.


         Company:         TRAILER BRIDGE, INC.
                          9550 Regency Square Boulevard
                          Jacksonville, Florida 32225




         Depository:      STATE STREET BANK AND TRUST COMPANY
                          Corporte Trust Department
                          Two International Place
                          Boston, Massachusetts 02110




ARTICLE FOURTH Requirements:

         For the purpose of ARTICLE FOURTH, this Title XI Reserve Fund and Financial Agreement shall apply to the Company's two 408'9" X 100' container deck barges being built in the Pearlington, Mississippi shipyard of Halter Marine, Inc. for the Company pursuant to the Vessel Construction Contract For Two Vessels between the Company and said Halter Marine, Inc., as amended, and designated hull numbers 287 and 288, respectively.

                                   EXHIBIT 1

                GENERAL PROVISIONS OF THE TITLE XI RESERVE FUND
               AND FINANCIAL AGREEMENT INCORPORATED BY REFERENCE.

         This Title XI Reserve Fund and Financial Agreement shall apply to the vessel or vessels listed in Attachment A hereto. Any allocable financial requirements or other specific requirements relating to a particular vessel or vessels shall be so indicated in Attachment A. It is the intention of the parties hereto that this Title XI Reserve Fund and Financial Agreement shall be continuously in effect so long as the Company has any vessels with Title XI insurance or guaranteed obligations outstanding.


         SECTION 1. Definitions. For all purposes of this Title XI Reserve Fund and Financial Agreement, the terms used herein shall have the meaning specified below or specified in the Special Provisions hereof.

         (a) The term "Working Capital" shall mean the excess of current assets over current liabilities, both determined in accordance with generally accepted accounting principles and adjusted as follows:

         (1) In determining current assets there shall be deducted:

             (A) Amounts in and/or required to be set aside in any Reserve Fund required to be maintained pursuant to any agreement covering a vessel owned or leased by the Company and insured or guaranteed by the Secretary or in any other similar fund under any other mortgage, indenture or agreement of the Company;

             (B) Any securities, obligations or evidences of indebtedness of an Affiliate of the Company or of any stockholder, director, Officer or employee (or any member of his family) of the Company or of such Affiliate, except advances to agents required for the normal current operation of the Company's vessels and current receivables arising out of the ordinary course of business and not outstanding for more than 60 days;

             (C) An amount equal to any excess of Unterminated Voyage Revenue over Unterminated Voyage Expenses.

         (2) In determining current liabilities there shall be deducted any excess of Unterminated Voyage Expenses over Unterminated Voyage Revenue.

         (b) The term "Net Worth" shall mean, as of any date, the total of paid-in capital stock, paid-in surplus, earned surplus and appropriated surplus, and all other amounts that would be included in net worth in accordance with generally accepted accounting principles, but exclusive of (1) any receivables from any stockholder, director, Officer, or employee of the Company or from any Affiliate of the Company (other than current receivables arising out of the ordinary course of business and not outstanding for more than 60 days) and (2) any increment resulting from the reappraisal of assets.

         (c) The term "Deferred Lease Hire" shall mean, as of any date, the long term portion of obligations (Title XI and otherwise) relating to vessels, equipment or facilities leased or chartered by the Company on a long term basis as determined by the Secretary in his sole discretion, which determination shall be set forth in the Special Provisions hereof.

         (d) The term "Long-Term Debt" shall mean, as of any date, the total notes, bonds, debentures, equipment obligations and other evidence of indebtedness that would be included in long-term debt in accordance with generally accepted accounting principles, less the balance of Escrow Fund deposits attributable to the principal of Obligations sold, where said deposits are required in accordance with 46 C.F.R. 298.33. There shall also be included Deferred Lease Hire, any guarantee or other liability for the debt of any other Person (except fees and expenses of an Indenture Trustee and endorsements for deposits of checks and other negotiable instruments acquired in the ordinary course of business). Deferred income taxes shall not be included in Long Term Debt.

         (e) The term "Allocable Net Worth" shall mean, as of any date, Net Worth required to be maintained or set aside by the Company (whether by operation of negative covenants similar to those contained herein or otherwise) under any indenture, mortgage or agreement (including this Title XI Reserve Fund and Financial Agreement) or law or regulation by which the Company is bound, as determined by the Secretary.

         (f) The term "Allocable Working Capital" shall mean, as of any date, Working Capital required to be maintained or set aside by the Company (whether by operation of negative covenants similar to those contained herein or otherwise) under any indenture, mortgage or agreement (including this Title XI Reserve Fund and Financial Agreement) or law or regulation by which the Company is bound, as determined by the Secretary.

         (g) The term "Unterminated Voyage Revenue" shall mean all voyage revenues in respect of an unterminated voyage as determined in accordance with generally accepted accounting principles.

         (h) The term "Unterminated Voyage Expenses" shall mean all voyage expenses incurred in respect of an unterminated voyage as determined in accordance with generally accepted accounting principles.

         (i) The term "Affiliate" shall mean any individual, corporation, partnership, joint venture, etc. directly or indirectly controlled by or under common control with another individual, corporation, partnership, joint venture, etc.

         (j) The term "Vessel" shall mean any vessel or vessels owned or chartered by the Company subject to a Title XI mortgage and which are subject to the provisions of this agreement. Each Vessel covered by this agreement is specified in Attachment A hereto.

         SECTION 2. Title XI Reserve Fund Deposits. (a) The Company agrees to establish with the depository named in Attachment A hereto (herein called the "Title XI Reserve Fund Depository"), at the time the first deposit is required to be made hereunder and to maintain thereafter, in accordance with the provisions hereof, a special joint depository account (herein called the "Title XI Reserve Fund") pursuant to a depository agreement to be executed at or prior to the time the first deposit is required to be made hereunder.

         (b)(1) Within 105 days after the end of each fiscal year of the Company, the Company shall compute its net income attributable to the operation of the Vessels ("Title XI Reserve Fund Net Income"). The computation utilizes a ratio expressed as a percentage, and applies this percentage to the Company's total net income after taxes. The numerator of the ratio shall be the total original capitalized cost of all Company Vessels (whether leased or owned).
The denominator shall be the total original capitalized cost of all the Company's fixed assets. The net income after taxes, computed in accordance with generally accepted accounting principles, shall be adjusted as follows:

                 (i) The depreciation expense applicable to the accounting year shall be added back.

                 (ii) There shall be subtracted an amount equal to the principal amount of debt required to be paid or redeemed, and actually paid or redeemed by the Company during the year; and the principal amount of Obligations Retired or Paid, prepaid or redeemed, in excess of the required Redemptions or payments which may be used by the Company as a credit against future required Redemptions or other required payments with respect to the Obligations, but excluding payments from the Title XI Reserve Fund and the Title XI Escrow Fund.

                 (2) Promptly after the computation of the Title XI Reserve Fund Net Income by the Company:

                 (A) If the Vessel is owned by the Company, then from the Title XI Reserve Fund Net Income for the Vessel there shall be deducted, on an annual basis (or pro rated for any period less than a full fiscal year) the amount (pro rated for a period of less than a full fiscal year) specified in Attachment A, which is 10% of the Company's aggregate original equity investment related to said Vessel.

                 (B) The Company shall, unless otherwise approved by the Secretary in writing, deposit into the Title XI Reserve Fund an amount equal to 50 percent of the balance of the Title XI Reserve Fund Net income remaining after the above deductions.

                 (C) The Company shall also deposit into the Title XI Reserve Fund moneys required to be so deposited pursuant to the Special Provisions of the Security Agreement and any other similar agreement to which the Company is a party. The deposit required by this subparagraph (C) shall be made at such time and from time to time, as funds are available pursuant to such provisions or agreements.

                 (D) Irrespective of the Company's deposit requirements into the Title XI Reserve Fund as herein stated, the Company shall not be required to make any deposits into the Title XI Reserve Fund if (i) the Title XI Obligations and the related Secretary's Note with respect to the Vessel shall have been satisfied and discharged and if the Company shall have paid or caused to be paid all other sums secured under the Security Agreement and/or the Mortgage, (ii) all of the Guarantees on the Outstanding Obligations shall have been terminated pursuant to the provisions of the Security Agreement or, (iii) the amount (including any securities at current market value) in the Title XI Reserve Fund is equal to, or in excess of 50% of the principal amount of the outstanding Title XI obligations related to the Vessel; provided that, if at any time after the date hereof,(x) the Company's Working Capital is equal to at least one dollar plus one-half of all annual charter hire and other lease obligations (having a term of more than six months) due and payable within the succeeding fiscal year, other than charter hire and such other lease obligations already included as a current liability on the Company's balance sheet, (y) the Company's Long-Term Debt does not exceed two times the Company's Net Worth and (z) the Company's Net Worth is at least the amount specified in Attachment A hereto, the Company may by written notice to the Secretary elect in accordance with paragraph (a) of Section 13 to be governed by the terms and conditions set forth in paragraphs (b) and (c) of Section 13 hereof and from and after the date of such election, the Company shall not be required to make any deposits into the Title XI Reserve Fund if the income of the Vessel (which would cause such deposit under subparagraph (2) above) is Non Deposit Year Income. The term "Non Deposit Year Income" as used herein shall mean any income derived from the operation of the Vessel earned during any fiscal year of the Company at the end of which:

         (x) the Company's Working Capital is equal to at least one dollar plus one-half of all annual charter hire and other lease obligations (having a term of more than six months) due and payable within the succeeding fiscal year, other than charter hire and such other lease obligations already included as a current liability on the Company's balance sheet,

         (y) the Company's Long-Term Debt does not exceed two times the Company's Net Worth, and

         (z) the Company's Net Worth is at least equal to the amount specified in Attachment A hereto.

         (E) The Company shall deliver to the Secretary (with a copy to the Title XI Reserve Fund Depository) at the time of each deposit into the Title XI Reserve Fund pursuant to subparagraphs (B), (C) or (G) of paragraph (b) (2) of this Section 2, a statement of an independent certified public accountant or firm of accountants (who may be the regular auditors for the Company) stating that such deposit has been computed in accordance with the provisions of said subparagraphs (B), (C) and/or (G) and showing the pertinent calculations; provided that, any such statement with respect to said subparagraph (G) need be made only by the Treasurer or an Assistant Treasurer of the Company.

         (F) In addition, the Company shall deliver to the Secretary (with a copy to the Title XI Reserve Fund Depository), within 105 days after the end of each fiscal year of the Company, a statement by such certified public accountant or firm of accountants stating (i) the total amount of all deposits which were required to be so deposited into the Title XI Reserve Fund in respect of such fiscal year (and showing the pertinent calculations), or (ii) that no such deposit was required to be made in respect of such fiscal year (and showing the pertinent calculations) and that at the end of such fiscal year no adjustments pursuant to subparagraph (H) of paragraph (b)(2) of this
Section 2 were required to be made (and, if such adjustments were required to be made, stating the reasons therefor).

         (G) The Company shall also redeposit into the Title XI Reserve Fund a sum equal to that portion of any withdrawal therefrom pursuant to this Title XI Reserve Fund and Financial Agreement representing any increment in the Company's tax liability resulting from net capital gains realized from capital transactions in the Title XI Reserve Fund for any tax year which, because of subsequent tax adjustments resulting from examination by the Internal

Revenue Service in respect of net capital gains realized from capital transactions in the Title XI Reserve Fund for such tax year, is excessive.

         (H) The computation of all deposits required by this Section 2 shall be made on the basis of information available to the Company at the time of each such deposit. Each such deposit shall be subject to adjustments from time to time in the event and to the extent that the same would be required or permitted by mistakes or omissions, additional information becoming available to the Company, or judicial or administrative determinations made subsequent to the making of such deposits.

         SECTION 3. Withdrawals from the Title XI Reserve Fund. (a) From time to time, moneys in the Title XI Reserve Fund shall be subject to withdrawal by delivery by the Company to the Secretary of a Request for Payment (specifying the Person or Persons to be paid and the amount of such payment) executed by the Company, together with an Officer's Certificate of the Company stating the reasons and purpose for the withdrawal.

         (b) Upon approval by the Secretary of the Request for Payment evidenced by the countersignature thereon of the Secretary, the Secretary shall cause the Request for Payment to be delivered to the Title XI Reserve Fund Depository, which shall promptly make payment to such Person or Persons in accordance with the terms of such Request for Payment.

         (c) The purposes for which withdrawals may be made, subject to the prior approval of the Secretary, are the following:
                 (1) for application toward the redemption of Title XI Bonds or Obligations;

                 (2) for payment of charter hire;

                 (3) for payment to the Company, as of the end of each tax year of the Company (and thereafter as any tax adjustments of the Company may require), in amounts equal to any increments in the Company's tax liability resulting from net capital gains realized from capital transactions in the Title XI Reserve Fund consummated during such tax year;

                 (4) for payment into the Company's general funds in an amount equal to the interest and dividends (including realized discount on investments bought and sold on such discount basis but excluding accrued interest paid upon purchase and stock dividend, securities or other property received) on investments in the Title XI Reserve Fund as earned and collected irrespective of the current market value of the assets then held in the Title XI

Reserve Fund;

                 (5) for payment into the Company's general funds in an amount equal to that portion of the Title XI Reserve Fund which is in excess of 50% of the principal amount of the Outstanding Title XI Bonds or Obligations; and

                 (6) for any other payment with the prior written approval of the Secretary.

         SECTION 4. Termination of the Title XI Reserve Fund. (a) The Title XI Reserve Fund with respect to the related Vessel or Vessels shall terminate at such time as (i) the Title XI Obligations and the related Secretary's Note shall have been satisfied and discharged and the Company and/or the Shipowner shall have paid or caused to be paid all other sums secured under the Security Agreement and/or the Mortgage, or (ii) the Contract of Insurance of Mortgage shall have been terminated or all of the Guarantees of the Outstanding Obligations shall have terminated pursuant to paragraphs (2) or (4) of Section
3.05 of Exhibit 1 to the Security Agreement.

         (b) Upon the termination of the Title XI Reserve Fund, for any reason specified in Section 4(a), the moneys remaining in the Title XI Reserve Fund shall be subject to withdrawal and payment into the general funds of the Company, after deduction therefrom of any due and unpaid fees and expenses incurred by the Title XI Reserve Fund Depository pursuant to Section 10 hereof, in accordance with the procedures for withdrawals specified in Section 3.

         (c) Upon payment by the Secretary to the Indenture Trustee of the insurance under the Contract of Insurance of Mortgage or the Guarantees pursuant to the Indenture and the Authorization Agreement by reason of an Event of Default, the Title XI Reserve Fund shall, upon written instructions of the Secretary, be terminated and the balance remaining in the Title XI Reserve Fund shall be paid to the Secretary and the Company as determined by the Secretary. In the event that the Secretary determines that the Title XI Reserve Fund shall be terminated pursuant to the provisions of this Section 4(c) and the balance thereof paid as provided herein, the Title XI Reserve Fund Depository shall disburse the balance of the Title XI Reserve Fund in accordance with such written instructions from the Secretary, after deduction therefrom of any due but unpaid fees and expenses incurred by the Title XI Reserve Fund Depository pursuant to Section 10 hereof.

         (d) Any withdrawal from the Title XI Reserve Fund pursuant to the provisions of this Section 4 shall not affect any discharge of or diminish any obligations of the Company under any Security Agreement, Mortgage or Charter as the case may be except to the extent that the amount withdrawn is applied to payments required to be made by the Company under such Security Agreement, Mortgage or Charter.

         SECTION 5. Title XI Reserve Fund Investments; Form of Deposits. (a) Moneys in the Title XI Reserve Fund shall, if so directed by a Request of the Company delivered to the Title XI Reserve Fund Depository (with a copy to the Secretary), be invested by the Title XI Reserve Fund Depository in:

         (1) time deposits, negotiable certificates of deposit, or similar instruments of deposit with a bank or trust company organized as a corporation under the laws of the United States or any State thereof, or of the District of Columbia, subject to supervision or examination by Federal or State authority or authority of the District of Columbia, and having a combined capital and surplus of at least $3,000,000; provided that, the aggregate of all such time deposits and certificates of deposit with any one bank or trust company shall not exceed 10% of the combined capital and surplus of such bank or trust company;

         (2) short term commercial paper having either of the two highest ratings for short term commercial paper assigned by any two nationally recognized organizations regularly engaged in rating the investment quality of such commercial paper; and

         (3) securities (designated by the Company in such Request) which at the date of such investment are:

                 (A) direct obligations of, or obligations (other than the Obligations or Other Title XI Bonds or Obligations Related to Company) fully guaranteed or insured by, the United States or any agency of the United States or, with the prior written consent of the Secretary and subject to such conditions as may be imposed by him, obligations or securities fully insured by an instrumentality of the United States;

                 (B) bonds, not in default as to principal or interest of any county, municipality or state of the United States and having either of the two highest ratings for bonds assigned by any two nationally recognized organizations regularly engaged in rating the investment quality of such bonds;

                 (C) bonds, not in default as to principal or interest, of corporations organized and existing under the laws of the United States or of the District of Columbia or of any state of the United States and having one of the three highest ratings for bonds assigned by any two nationally recognized organizations regularly engaged in rating the investment quality of such bonds; provided that, no investment under this clause (C) shall be made in any obligations of the Company or an Affiliate of the Company;

                 (D) capital stock, but limited at the time of acquisition to any amounts in the Title XI Reserve Fund in excess of the principal amount of Title XI Bonds or Obligations to be paid at Maturity, or to be redeemed pursuant to the mandatory sinking fund provisions of the Indenture, during the next succeeding 12 months (taking Eligible Investments, as hereinafter defined, at current market value), of (i) corporations organized and existing under the laws of the United States or the District of Columbia or of any state of the United States if such stock is currently fully listed and registered upon an exchange registered with the Securities and Exchange Commission as a national securities exchange and permitted for investment by a savings bank under the laws of the State of New York without regard to the provisions therein limiting such investments to a percentage of the assets or surplus of such savings bank,
(ii) banks either regulated by the Comptroller of the Currency of the United States or subject to the Banking Law of the State of New York, or (iii) insurance companies licensed to do business in such state; provided that, no investment under this clause (D) shall be made in stock of the Company or an Affiliate of the Company; or

                 (E) securities approved by the Secretary in writing; provided that, if any of the securities are securities so designated in any Request made pursuant to the provisions of subparagraph (3)(D) of this Section 5(a), such Request shall be accompanied by an Opinion of Counsel as to the qualification of such securities under the said subparagraph (3)(D) and provided further, that the Company shall, unless otherwise agreed to in writing by the Secretary, cause to be sold, within 90 days after the close of the fiscal year of the Company, or at any time if the Secretary so directs the Company in writing, any securities which have not qualified or have ceased to qualify under the provisions of this Section 5(a).

         The investments permitted by this Section 5(a) are herein called "Eligible Investments".

         (b) In any case where the Company is required to deposit or redeposit a sum or sums into the Title XI Reserve Fund, the Company shall make the required deposit in cash or, with the prior written approval of the Secretary may in lieu thereof deposit into the Title XI Reserve Fund, negotiable certificates of deposit, short term commercial paper or securities which are
(i) Eligible Investments under this Title XI Reserve Fund and Financial Agreement, (ii) owned by the Company and (iii) of an equivalent current market value (based upon the last sales price thereof on the Business Day immediately preceding such deposit or, if there shall have been no sale thereof on such day, the average of the last known bid and asked prices). With the prior written approval of the Secretary, the Company may exchange cash in the Title XI Reserve Fund for Eligible Investments owned by the Company and of an equivalent current market value (determined as above provided). The Company may also, without the approval of the Secretary, exchange Eligible Investments in the Title XI Reserve Fund at current market value (determined as above provided) for an equivalent amount of cash.

         (c) Cash held in the Title XI Reserve Fund will be held in a special joint depository account in the names of the Company and the Secretary. All securities or short term commercial paper held in the Title XI Reserve Fund and all securities or short term commercial paper deposited in the Title XI Reserve Fund shall, unless in bearer form or endorsed in blank, be registered and held in the name of the Title XI Reserve Fund Depository or any nominees of the Title XI Reserve Fund Depository, whether or not there is an existing Event of Default under any Security Agreement or Charter relating to any Vessel listed in Attachment A hereto.

         SECTION 6. Company's Rights with Respect to Securities Held in the Title XI Reserve Fund. Unless there is an existing Event of Default under any Security Agreement or Charter relating to any Vessel listed in Attachment A hereto, the Company shall have:

                 (1) the right to vote securities held in the Title XI Reserve Fund as to (A) the sale of all or any part of the assets of the issuer or obligor thereof, (B) the increase or reduction of the capital of such issuer or obligor, (C) the liquidation, dissolution, merger or consolidation of such issuer or obligor, or (D) any purpose which would not then materially impair the lien of, or the security interest granted by, the Security Agreement and/or the Mortgage; and

                 (2) the right to exercise any and all rights of ownership of such securities, including the right to consent or object to the extension, modification or renewal of any thereof, the right to consent or object to any plan of reorganization, or readjustment, and the right to exercise any right, privilege or option pertaining thereto.

         SECTION 7. Annual Statement of Company in Respect to the Title XI Reserve Fund. Within 105 days after the close of each fiscal year of the Company at the end of which there are funds in the Title XI Reserve Fund (or at such other time or times as the Secretary may request in writing), the Company shall submit to the Secretary (with a copy to the Title XI Reserve Fund Depository) (i) an Opinion of Counsel as to the qualification, under the provisions of subparagraph (3)(D) of Section 5(a), of securities acquired pursuant to said subparagraph (3)(D) and then held in the Title XI Reserve Fund and (ii) a list of the Eligible Investments held in the Title XI Reserve Fund at the close of said fiscal year (or at the time or times of the Secretary's request as aforesaid).

         SECTION 8. The Secretary's Security Interest in the Title XI Reserve Fund. All amounts held by the Title XI Reserve Fund Depository, at whatever time, pursuant to the provisions of the Depository Agreement, whether moneys, instruments, negotiable documents, chattel paper, proceeds thereof, or otherwise, shall constitute and be held by said Depository-Bailee (as bailee) solely and exclusively as bailee for the Secretary as security for the payment and performance of the Company's Secretary's Note.

         SECTION 9. Fund in Lieu of Title XI Reserve Fund. In the event the Vessel or Vessels are subject to a capital construction fund established by the Company, as provided in Section 607 of the Act, whether interim or permanent (herein called the "Capital Construction Fund"), at any time when deposits would otherwise be required to be made into the Title XI Reserve Fund, and the Company elects to deposit such funds into the Capital Construction Fund, then the Company shall enter into an agreement satisfactory in form and substance to the Secretary to the effect that (i) the Capital Construction Fund and all assets so deposited therein shall be and constitute security to the United States in lieu of the Title XI Reserve Fund and the deposit requirements of
Section 2 of this Title XI Reserve Fund and Financial Agreement shall be deemed satisfied by deposits of equal amounts in the Capital Construction Fund and
(ii) the Company and the Secretary may execute such further agreements or documents and take such other actions as may be deemed necessary by the Secretary to perfect the pledge of the security of the Capital Construction Fund.

         SECTION 10.The Title XI Reserve Fund Depository's Fees, Expenses and Responsibilities. (a) The Company agrees to pay or cause to be paid the fees, if any, and expenses (including counsel and investigatory fees) of the Title XI Reserve Fund Depository incurred in connection with the performance of its duties hereunder. The duties of the Title XI Reserve Fund Depository are only such as are specifically provided herein, being purely ministerial in nature, and the Title XI Reserve Fund Depository shall incur no liability whatsoever, except for willful misconduct or gross negligence.

         (b) The Title XI Reserve Fund Depository shall be under no responsibility in respect of any of the items deposited with it other than to comply with the specific duties and responsibilities herein set forth and in any written instructions of the Secretary, Request for Payment, Request, and approval of the Secretary herein provided for, and, without limiting the generality of the foregoing, the Title XI Reserve Fund Depository shall have no obligation or responsibility to determine (i) the correctness of any Request for Payment, Request, written instructions, approval, statement, calculation or opinion, supplied by the Company, an independent certified public accountant or firm of accountants, counsel, or by the Secretary, (ii) the source of any deposit hereunder or whether any amount deposited in or withdrawn from the Title XI Reserve Fund is proper, or (iii) the existence of an Event of

Default under any Security Agreement or Charter, as the case may be, relating to any Vessel listed in Attachment A hereto or (iv) whether the existence of an Event of Default under any such Security Agreement or Charter, as the case may be, shall restrict or require any action of the Title XI Reserve Fund Depository hereunder, other than as may be provided in any written instructions, Request for Payment, Request, or approval of the Secretary. The Title XI Reserve Fund Depository may consult with counsel and shall be fully protected in any action taken in accordance with such advice received from such counsel. The Title XI Reserve Fund Depository shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Title XI Reserve Fund and Financial Agreement unless requested to do so by the parties hereto and indemnified to its satisfaction against the cost and expense of such defense (including counsel and investigatory fees) and shall not be required to institute legal proceedings of any kind. The Title XI Reserve Fund Depository shall have no responsibility for the genuineness or validity of any document or other item deposited with it and shall be fully protected in acting in accordance with any written instructions, Requests for Payment, Request, or approval of the Secretary received by it hereunder and believed by it to have been signed by the proper parties. The Title XI Reserve Fund Depository shall have no duties or responsibilities in respect of Section 12 or 13 of this Title XI Reserve Fund and Financial Agreement.

         SECTION 11. Successor Title XI Reserve Fund Depositories. (a) The Title XI Reserve Fund Depository may resign at any time by giving written notice to the Company and the Secretary. The Title XI Reserve Fund Depository may at any time be removed by the Company with the prior written consent of the Secretary or by the Secretary by notice in writing delivered to the Title XI Reserve Fund Depository with a copy to the Company.

         (b) Any resignation or removal of the Title XI Reserve Fund Depository shall be effective only upon appointment by the Company of a successor Title XI Reserve Fund Depository and the latter's acceptance.

         (c) If any notice of resignation or of removal shall have been given pursuant to paragraph (a) of this Section, then a successor Title XI Reserve Fund Depository shall promptly be appointed by the Company, with the prior written consent of the Secretary.

         (d) Upon appointment and acceptance a Title XI Reserve Fund Depository, each successor Title XI Reserve Fund Depository shall forthwith, without further act or deed, succeed to all the rights and duties of its predecessor under this Title XI Reserve Fund and Financial Agreement. Such predecessor shall promptly deliver to such successor Title XI Reserve Fund Depository all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Title XI Reserve Fund Depository under this Title XI Reserve Fund and Financial Agreement. Upon the written request of the successor Title XI Reserve Fund Depository, the Secretary or the Company and upon payment of all amounts due to such predecessor under this Title XI Reserve Fund and Financial Agreement, such predecessor shall transfer, assign and confirm to the successor Title XI Reserve Fund Depository all its rights under this Title XI Reserve Fund and Financial Agreement by executing and delivering from time to time to the successor Title XI Reserve Fund Depository such further instruments and by taking such other action as may reasonably be deemed by such successor Title XI Reserve Fund Depository, the Secretary or the Company to be necessary or appropriate in connection therewith.

         SECTION 12.  Financial Requirements of the Company.        (a) The
Company agrees that it will not, without the prior written consent of the Secretary, take any of the actions set forth below in this paragraph (a) unless after giving effect to such transaction or transactions during any fiscal year of the Company (i) the Working Capital of the Company would exceed the amount of Allocable Working Capital specified in Attachment A, plus one-half of all charter hire and other lease obligations (having a term of more than six months) due and payable within the succeeding fiscal year, other than charter hire and such other lease obligations already included and reported as a current liability on the Company's balance sheet and (ii) the Net Worth of the Company would exceed the amount of Allocable Net Worth specified in Attachment A and such action is based upon financial statements of the Company showing its financial condition as of the end of its latest regular intermediate accounting period and there shall not have occurred since the date of such financial statement a material adverse change in such financial condition which would prohibit such action:

         (1) Withdraw any capital;

         (2) Redeem any share capital or convert any of the same into debt;

         (3) Pay any dividend (except dividends payable in   capital stock of
the Company), provided that, if the Company is a party to an Operating Differential Subsidy agreement with the Secretary, it may pay dividends as permitted by the conservative dividend policy as set forth in General Order 114;

         (4) Make any loan or advance (except advances to cover current expenses of the Company), either directly or indirectly, to any stockholder, director, officer, or employee of the Company, or to any Affiliate of the Company;

         (5) Make any investments in the securities of any Affiliate of the Company;

         (6) Prepay in whole or in part any indebtedness to any stockholder, director, Officer or employee of the Company, or to any Affiliate of the Company, which has a stated maturity of more than one year from such date;

         (7) Increase any direct employee compensation (as hereinafter defined) paid to any employee to an amount in excess of $50,000 per annum; nor increase by more than 10% per annum any direct employee compensation paid to any employee whose direct compensation is in excess of $35,000 per annum; nor increase any direct employee compensation which is already in excess of $50,000 per annum; nor initially employ or re-employ any person at a direct employee compensation rate in excess of $50,000 per annum; for the purpose of this section the term "direct employee compensation" is the total amount of any wage, salary, bonus, commission, or other form of direct payment to any employee as reported to the Internal Revenue Service for any fiscal year; or

                 (8) Acquire any fixed assets other than those required for the normal maintenance and operation of any vessel or vessels owned or chartered by the Company.

         (b) Additional Covenants. The Company shall not, without the prior written consent of the Secretary:

                 (1) Create, assumes, permit or suffer to exist or continue any mortgage, lien, charge or encumbrance upon, or pledge of, or subject to the prior payment of any indebtedness, any of its property or assets, real or personal, tangible or intangible, whether now owned or hereafter acquired, or own or acquire, or agree to acquire title to any property of any kind subject to or upon a chattel mortgage or conditional sales agreement or other title retention agreement, except (i) loans, mortgages and indebtedness guaranteed or insured by the Secretary under Title XI of the Act or related to the construction of a vessel approved for Title XI by the Secretary and (ii) liens incurred in the ordinary course of business as such business presently exists;

                 (2) Enter into any service, management or operating agreement for the operation of the Vessel (excluding husbanding type agreements), or appoint or designate a managing or operating agent for the operation of the Vessel (excluding husbanding agents) unless approved by the Secretary;

                 (3) (i) Sell, mortgage, transfer, or demise charter the Vessel or any assets to any non-Affiliate except as permitted in Section 12(b)(6) below; or (ii) sell, mortgage, transfer, or demise charter the Vessel or any assets to an Affiliate unless such transaction is (a) at a fair market value as determined by an independent appraiser acceptable to the Secretary, and (b) a total cash transaction or, in the case of demise charter, the charter payments are cash payments; and (iii) for the purposes of this section, the term "Affiliate" shall also include any officer, director, or shareholder of the Company.

                 (4) Guarantee, otherwise become liable for the obligations of any other corporation, person or other entity, except in respect of any undertakings as to the fees and expenses of the Indenture Trustee, except endorsement for deposit of checks and other negotiable instruments acquired in the ordinary course of business and except as otherwise permitted in this
Section 12(b);

                 (5) Directly or indirectly embark on any new enterprise or business activity not directly connected with the business of shipping or other activity in which the Company is actively engaged;

                 (6) Enter into any merger or consolidation or convey, sell, demise charter, or otherwise transfer, or dispose of any substantial portion of its properties or assets (any and all of which acts are encompassed within the words "sale" or "sold" as used herein), provided that, the Company shall not be deemed to have sold a substantial portion of its properties or assets if (i) the Net Book Value (defined as the original book value of an asset less depreciation calculated on a straight line basis over its useful life) of the aggregate of all the assets sold by the Company during any period of 12 consecutive calendar months does not exceed 10 percent of the total Net Book Value of all of the Company's assets (the assets which are the basis for the calculation of the 10 percent of the Net Book Value are those indicated on the most recent audited annual financial statement required to be submitted pursuant to Section 14 hereof prior to the date of the sale); (ii) the Company retains the proceeds of the sale of assets for use in accordance with the Company's regular business activities; and (iii) the sale is not otherwise prohibited by subsection 12(b)(3) above. Notwithstanding any other provision of this subsection 12(b)(6), the Company cannot consummate such sale without the prior written consent of the Secretary if the Company has not, prior to the time of such sale, submitted to the Secretary the financial statement referred to in (i) of this subsection, and any attempt to so consummate a sale absent such approval shall be null and void ab initio.

                 (7) Create, assume, incur or in any manner become or be liable in respect of any indebtedness, except current liabilities, or short term loans incurred or assumed in the ordinary course of business as such business presently exists;

                 (8) Make or have any investment, whether by acquisition of stock or
indebtedness, or by loan, advance, transfer of property, capital contribution, guarantee of indebtedness or otherwise, in any person or corporation, other than obligations of the United States Government, bank deposits or investments in securities of the character permitted for moneys in the Title XI Reserve Fund;

                 (9) Pay any subordinated indebtedness other than in accordance with the terms of any applicable subordination agreement approved by the Secretary. The Company shall file with the Secretary a copy of each subordination agreement approved by the Secretary;

                 (10) Enter into any agreement for both (i) sale and (ii) leaseback of the same assets so sold unless the proceeds from such sale are at least equal to the fair market value of the property sold;

                 (11) Either enter into or become liable (directly or indirectly) under charters and leases (having a term of six months or more) for the payment of charter hire and rent on all such charters and leases which have annual payments aggregating in excess of the amount specified in the Special Provisions hereof.

         SECTION 13.  Optional Financial Requirements of the Company.

         (a) If, at any time after the date hereof (i) the Company's Working Capital is equal to at least one dollar plus one-half of all annual charter hire and other lease obligations (having a term of more than six months) due and payable within the succeeding fiscal year, other than charter hire and such other lease obligations already included and reported as a current liability on the Company's balance sheet, (ii) the Company's Long-Term Debt does not exceed two times the Company Net Worth, and (iii) the Company's Net Worth is as
specified in Attachment A hereto, as evidenced   by an audited financial
statement of the Company showing its financial condition as of the end of its regular intermediate accounting period, then the Company may by written notice to the Secretary elect to be governed by the covenants set forth in this
Section 13 and from and after the date of such election the covenants set forth in Section 12 of this Agreement shall cease to apply to the Company.

         (b) Unless, after giving effect to such transaction or transactions, during any fiscal year of the Company;

                 (i) the Company's Working Capital is equal to at least one dollar plus one-half of all annual charter hire and other lease obligations (having a term of more than six months) due and payable within the succeeding fiscal year, other than charter hire and such other lease obligations already included and reported as a current liability on the Company's balance sheet, (ii) the Company's Long-Term Debt does not exceed two times the Company's Net Worth and (iii) the Company's Net Worth is at least the amount specified in Attachment A hereto, the Company shall not, without the prior written consent of the Secretary:

         (1) Withdraw any capital;

         (2) Redeem any share capital or convert any of the same into debt;

         (3) Pay any dividend (except dividends payable in capital stock of the Company) provided that, if the Company is a party to an Operating Differential Subsidy agreement with the Secretary, it may pay dividends as permitted by the conservative dividend policy as set forth in General Order 114;

         (4) Make any loan or advance (except advances to cover   current
expenses of the Company), either directly or indirectly, to any stockholder, director, officer, or employee of the Company, or to any Affiliate of the Company;

         (5) Make any investments in the securities of any Affiliate of the Company;

         (6) Prepay in whole or in part any indebtedness to any   stockholder,
director, officer or employee of the Company, or to any Affiliate of the Company, which has a stated maturity of more than one year from such date;

         (7) Increase any direct employee compensation (as hereinafter defined) paid to any employee to an amount in excess of $75,000 per annum, nor increase by more than 10% per annum any direct employee compensation paid to any employee whose direct compensation is in excess of $50,000 per annum; nor increases any direct employee compensation which is already in excess of $75 000 per annum; nor initially employ or re-employ any person at a direct
employee compensation rate in excess of $75,000 per annum; for the    purpose
of this section the term "direct employee compensation" is the total amount of any wage, salary, bonus, commission, or other form of direct payment to any employee as reported to the Internal Revenue Service for any fiscal year;

         (8) Acquire any fixed assets other than those required for the maintenance of the Company's existing assets, including the normal maintenance and operation of any vessel or vessels owned or chartered by the Company;

         (9) Either enter into or become liable (directly or   indirectly)
under charters and leases (having a term of six   months or more) for the
payment of charter hire and rent on all

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

such charters and leases which have annual payments aggregating in excess of the amount specified in the Special Provisions hereof;

         (10) Pay any indebtedness subordinated to the Obligations or to any other Title XI obligations related to ship mortgages, trust indentures, security agreements and charters to which the Company is a party;

         (11) Create, assume, incur, or in any manner become liable for any indebtedness, except current liabilities, or short term loans, incurred or assumed in the ordinary course of business as such business presently exists;

         (12) Make any investment, whether by acquisition of stock or indebtedness, or by loan, advance, transfer of property, capital contribution, guarantee of indebtedness or otherwise, in any person or corporation, other than obligations of the United States Government, bank deposits or investments in securities of the character permitted for moneys in the Title XI Reserve Fund;

         (13) Create, assume, permit or suffer to exist or continue any mortgage, lien, charge or encumbrance upon, or pledge of, or subject to the prior payment of any indebtedness, any of its property or assets, real or personal, tangible or intangible, whether now owned or hereafter acquired, or own or acquire, or agree to acquire, title to any property of any kind subject to or upon a chattel mortgage or conditional sales agreement or other title retention agreement, except (i) loans, mortgages and indebtedness guaranteed or insured by the Secretary under Title XI of the Act or related to the construction of a vessel approved for Title XI by the Secretary and (ii) liens incurred in the ordinary course of business as such business presently exists.

         (c) Additional Covenants. The Company shall not without the prior written consent of the Secretary:

         (1) Except as hereinafter provided, make any distribution of earnings, except as may be permitted by (A) or (B) below:

                 (A) From retained earnings in an amount specified in subparagraph (C) below, provided that, in the fiscal year in which the distribution of earnings is made there is no operating loss to the date of such payment of such distribution of earnings, and (i) there was no operating loss in the immediately preceding three fiscal years, or (ii) there was a one-year operating loss during the immediately preceding three fiscal years, but (a) such loss was not in the immediately preceding fiscal year, and (b) there was positive net income for the three

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

year period;

                 (B) If distributions of earnings may not be made under (A) above, a distribution can be made in an amount equal to the total operating net income for the immediately preceding three fiscal year period, provided that,
(i) there were no two successive years of operating losses, (ii) in the fiscal year in which such distribution is made, there is no operating loss to the date
of such   distribution, and (iii) the distribution or earnings made would not exceed an amount specified in subparagraph (C) below;

                 (C) Distributions of earnings may be made from earnings of prior years in an aggregate amount equal to (i) 40 percent of the Company's total net income after tax for each of the prior years, less any distributions that were made in such years; or (ii) the aggregate of the Company's total net income after tax for such prior years, provided that, after making such distribution, the Company's Long Term Debt does not exceed its Net Worth. In computing net income for purposes of this subparagraph (C), extraordinary gains, such as gains from the sale of assets, shall be excluded;

         (2) Enter into any service, management or operating agreement for the operation of the Vessel (excluding husbanding type agreements), or appoint or designate a managing or operating agent for the operation of the Vessel (excluding husbanding agents) unless approved by the Secretary;

         (3) (i) Sell, mortgage, transfer, or demise charter the Vessel or any assets to any non-Affiliate except as permitted in subsection 13(c)(7) below; or (ii) sell, mortgage, transfer, or demise charter the Vessel or any assets to an Affiliate, unless such transaction is (a) at a fair market value as determined by an independent appraiser acceptable to the Secretary, and (b) a total cash transaction or, in the case of demise charter, the charter payments are cash payments; and (iii) for the purposes of this section, the term "Affiliate" shall also include any officer, director, or shareholder of the Company.

         (4) Enter into any agreement for both (i) sale and (ii) leaseback of the same assets so sold unless the proceeds from such sale are at least equal to the fair market value of the property sold;

         (5) Guarantee, or otherwise become liable for the obligations of any other corporation, person or other entity, except in respect of any undertakings as to the fees and expenses of the Indenture Trustee, except endorsement for deposit of checks and other negotiable instruments acquired in the ordinary course of business and except as otherwise permitted in this
Section 13(c);

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

         (6) Directly or indirectly embark on any new enterprise or business activity not directly connected with the business of shipping or other activity in which the Company is actively engaged;

         (7) Enter into any merger or consolidation or convey, sell, demise charter, or otherwise transfer, or dispose of any portion of its properties or assets (any and all of which acts are encompassed within the words "sale" or "sold" as used herein), provided that, the Company shall not be deemed to have sold such properties or assets if (i) the Net Book Value (defined as the original book value of an asset less depreciation calculated on a straight line basis over its useful life) of the aggregate of all the assets sold by the Company during any period of 12 consecutive calendar months does not exceed 10 percent of the total Net Book Value of all of the Company's assets (the assets which are the basis for the calculation of the 10 percent of the Net Book Value are those indicated on the most recent audited annual financial statement required to be submitted pursuant to Section 14 hereof prior to the date of the sale); (ii) the Company retains the proceeds of the sale of assets for use in accordance with the Company's regular business activities; and (iii) the sale is not otherwise prohibited by subsection 13(c)(3) above. Notwithstanding any other provision of this subsection 13(c)(7), the Company cannot consummate such sale without the prior written consent of the Secretary if the Company has not, prior to the time of such sale, submitted to the Secretary the financial statement referred to in (i) of this subsection. The only sales of assets or properties authorized by this section are sales equal to the greater of fair market value or Net Book Value.

         SECTION 14. (a) Financial Statements. The accounts of the Company shall be audited annually in accordance with generally accepted auditing standards by independent certified public accountants or independent licensed public accountants, certified or licensed by a regulatory authority of a state or other political subdivision of the United States, who may be the regular auditors for the Company, and the Company shall furnish to the Secretary, (i) within 105 days after the end of each fiscal year of the Company commencing with the first fiscal year ending after the date of this agreement, a balance sheet of the Company as of the close of such fiscal year and a statement of income and surplus of the Company for such fiscal year, all in reasonable detail and certified by such public accountants and in the form of M.A. Form 172 or such other form as may be approved in writing by the Secretary and shall include a certificate of such accountants as to compliance by the Company with the provisions hereof, and (ii) within 90 days after the expiration of each first semi-annual period of each fiscal year commencing with the first such semi-annual period ending after the date of this Agreement, a balance sheet of the Company as of the end of such period, and a statement of income and surplus of the Company from the beginning of such period to the end of such period, all in reasonable detail, in the form of M.A. Form

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

172 or such other form as may be approved in writing by the Secretary, unaudited but certified as correct by a Responsible Officer of the Company on the basis of the accounting records of the Company and to the best of his knowledge and belief.

         (b) Annual No Default Certificates. Within 120 days after each fiscal year of the Company which ends after the execution and delivery of this agreement, the Company shall furnish to the Secretary an Officer's Certificate dated as of the close of such fiscal year stating whether or not, to the knowledge of the signers, the Company is in default in the performance of or compliance with any covenant, agreement or condition contained in (i) any Mortgage, Security Agreement or Charter relating to any Vessel listed in Attachment A hereto or (ii) this Agreement, and, if so specifying each such default of which the signer may have knowledge and stating the nature thereof.

         SECTION 15. Qualifying Financial Requirements of the Company. Immediately upon the execution and delivery of this Agreement, the Company shall have Net Worth and Working Capital of not less than the cumulative amounts specified in Attachment A; provided that, if the Company qualifies under Section 13(a) of this Agreement and elects pursuant to Section 13(a) to be governed by the provisions of paragraphs (b) and (c) of Section 13, then the Company shall meet the requirements with respect to Working Capital, Net Worth and Long Term Debt specified in Section 13(a) immediately upon the execution and delivery of this Agreement.

         SECTION 16. Notices. Except as otherwise provided in this Title XI Reserve Fund and Financial Agreement, notices, requests, directions, instructions, waivers, approvals or other communication may be made or delivered in person or by registered or certified mail, postage prepaid, addressed to the party as provided below, or to such other address as such party may hereafter specify in a written notice to the other parties named herein, and all notices or other communications shall be in writing so addressed and shall be effective upon receipt by the addressee thereof:

         The Secretary as:  SECRETARY OF TRANSPORTATION
                            c/o Maritime Administrator
                            Maritime Administration
                            400 Seventh Street, S.W.
                            Washington, D.C. 20590

         The Title XI Reserve
           Fund Depository as:             See Attachment A

         The Company as:                   See Attachment A

         SECTION 17. Amendments and Supplements. No agreement shall be effective to amend, supplement, or discharge in whole or in part this Title XI Reserve Fund and Financial Agreement unless such agreement is in writing signed by the parties hereto. In addition this Exhibit 1 to this Agreement is a standard Maritime Administration document and may not be altered in any way. Any amendments, additions, deletions, substitutions or other changes affecting the provisions as expressly stated in this Exhibit 1 shall be made only in the Special Provisions or Attachment A. Any amendments, additions, deletions, substitutions or other changes not made in accordance with this provision shall be invalid and of no effect.

         SECTION 18. Effect of Special Provisions. In the event of any conflict, or inconsistency between the Special Provisions of this Title XI Reserve Fund and Financial Agreement and this Exhibit 1, said Special Provisions shall control.

         SECTION 19. Counterparts. This Title XI Reserve Fund and Financial Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals, and shall together constitute but one and the same instrument.

         SECTION 20. Applicable Regulations. None of the regulations hereafter issued, whether or not under Title XI of the Act, is a part of or affects this Title XI Reserve Fund and Financial Agreement in any respect, but the provision of the regulations issued under Title XI as in effect on the date hereof (46 C.F.R. 298) shall control the provisions of the Reserve Fund and Financial Agreement, except to the extent modified pursuant to the provisions of 46 C.F.R. 298.13(h).

         SECTION 21. Gender. All references to "he," "him," or "his" shall mean "he/she," "him/her," and "his/her(s)," respectively.


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